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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                _______________


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                _______________


        Date of Report (Date of earliest event reported): May 23, 2000



                             Southmark Corporation
            (Exact name of registrant as specified in its charter)



            Georgia                      0-518704                58-1456944
   (State or other jurisdiction       (Commission             (IRS Employer
         of incorporation)            File Number)           Identification No.)



                          2711 LBJ Freeway, Suite 950
                             Dallas, Texas  75234
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code: (972) 241-8787



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     Item 1. Changes of Control of Registrant

Stock Purchase Agreement

     Purchase and Sale of Shares. On May 23, 2000, Charles B. Brewer ("Brewer") and A&B Capital Corporation ("A&B") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which A&B agreed, subject to the terms and conditions of the Stock Purchase Agreement, to purchase from Brewer at the closing of the transaction (the "Closing") 178,270.25 shares of Redeemable Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of Southmark Corporation ("Southmark"), and 2,358 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Southmark. The purchase price paid by A&B to Brewer for his shares of Preferred Stock and Common Stock is calculated on the basis of $1.50 cash for each Preferred Share. A&B will separately acquire 787,271 shares of Preferred Stock and 7,343,156 shares of Common Stock owned by Grace Brothers Ltd. ("Grace") at a purchase price calculated on the basis of $2.00 cash per share of Preferred Stock. Subject to the occurrence of the Closing, A&B will own approximately 34 percent of the outstanding shares of Preferred Stock and approximately 20 percent of the outstanding shares of Common Stock.

     Distribution to Preferred Stockholders (other than A&B Capital). Following the Closing, A&B has agreed to cause Southmark to have an amount of funds or other value sufficient to enable Southmark to make a distribution of $1.50 cash for each outstanding share of Preferred Stock (other than those owned by A&B). A&B has agreed to cause Southmark to be able to make this distribution by no later than July 31, 2000 (the "Distribution Date"). A&B may loan funds to Southmark to make the distribution. If A&B loans funds to enable Southmark to effect the cash distribution, the loan will be repaid from the potential recoveries from items of pending litigation in which Southmark is claimant.

     Changes in Management. Brewer is currently the President, Chief Executive Officer and Chairman of the Board of Southmark. Brewer presently intends to remain in these capacities at least until the distribution to the holders of the Preferred Stock has been effected in accordance with the terms of the Stock Purchase Agreement. Brewer will also appoint Ronald F. Akin and Ronald F. Bruce, designees of A&B, to serve as members of the Board of Directors of Southmark. In the event A&B does not cause Southmark to effect the cash distribution on or before the Distribution Date, Brewer may rescind the sale of the Shares to A&B by returning the consideration paid for the Shares and, in such event, A&B agrees to cause its designees to promptly resign from the Board and to appoint Brewer as President, Chief Executive Officer and Chairman of the Board of Southmark.

     Springing Proxy in favor of Brewer with respect to shares acquired by A&B. In the event A&B does not cause Southmark to have sufficient funds to enable Southmark to effect the cash distribution on or before the Distribution Date (or such later date as to which Brewer agrees in writing) and Brewer exercises his right of rescission, Brewer will be granted a "Springing Proxy" by A&B with respect to the shares of Common Stock and Preferred Stock acquired by A&B from Brewer and Grace. If the Springing Proxy becomes effective, Brewer may vote all of the shares of Preferred Stock and Common Stock acquired by A&B from Grace on all matters presented to stockholders, except for matters that would (i) cause the loss to Southmark of any loss carry-forward, (ii) materially adversely affect the ownership interests of A&B in Southmark, (iii) cause

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the approval of a merger, sale of all or substantially all of Southmark's assets, or liquidation involving Southmark, or (iv) cause an automatic conversion of the Preferred Stock into Common Stock. If, however, A&B does not cause Southmark to have sufficient funds to enable Southmark to effect the distribution to the Preferred Stockholders for more than a year after Brewer elects to rescind the sale of the shares to A&B, Brewer will have full authority to vote the shares on any matter presented to stockholders.

     Conditions to Closing. The Closing is conditioned, among other things, upon the approval of the transactions described herein by the Board of Directors of Southmark, the consummation of the sale by Grace to A&B of Preferred Stock and Common Stock, the receipt by Brewer of the cash consideration for his shares of Preferred Stock and Common Stock, the delivery of the Springing Proxy to Brewer, and certain other conditions.

     Termination of Stock Purchase Agreement. The Stock Purchase Agreement may be terminated prior to the Closing (i) by mutual consent of A&B and Brewer, (ii) by A&B upon notice in writing to Brewer if the conditions precedent to the obligations of A&B to consummate the transactions have not been fulfilled or waived, (iii) by Brewer upon notice in writing to A&B if the condition precedent to the obligations of Brewer to consummate the transactions have not been fulfilled or waived, or (iv) by either A&B or Brewer if the Closing has not taken place by the close of business on May 31, 2000.

                                   * * * * *

     The preceding summary of the Stock Purchase Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as
Exhibit 10.1, and is incorporated in this summary by reference.

     A form of the Company's letter to stockholders describing the terms of the transaction with A&B is attached hereto as Exhibit 99.1. The Company's press release announcing the transaction is attached hereto as Exhibit 99.2.

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     Item 7. Financial Statements and Exhibits.

           (c)  Exhibits

                Item           Exhibit
                ----           -------

                10.1* Stock Purchase Agreement dated as of May 23, 2000 between Brewer and A&B (including form of Springing Proxy attached as Exhibit 2).

                99.1*          Form of Letter to Stockholders.

                99.2*          Press Release dated May 24, 2000.

_________
*filed herewith

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     SOUTHMARK CORPORATION



Date:  May 24, 2000                  By:  /s/ Charles B. Brewer
                                          --------------------------------------
                                          Charles B. Brewer
                                          President, Chief Executive Officer and
                                           Chairman of the Board

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                               INDEX TO EXHIBITS


     Item
     Number                     Exhibit
     ------                     -------

     10.1 Stock Purchase Agreement dated as of May 23, 2000 between Brewer and A&B (including form of Springing Proxy attached as Exhibit 2).

     99.1                 Form of Letter to Stockholders.

     99.2                 Press Release dated May 24, 2000.